Exhibit 99.1

Nextracker Reports First Quarter Fiscal Year 2024 Financial Results

Q1 2024 Revenues of $479.5 million, up 19% year-over-year

FREMONT, CALIF., July 26, 2023 – Nextracker (Nasdaq: NXT), one of the world’s leading providers of intelligent solar tracker and software solutions, today announced financial results for the first quarter ended June 30, 2023.

First Quarter Fiscal 2024 Financial Highlights:

•	Revenue of $479.5 million, an increase of 19% year-over-year

•	GAAP net income of $63.6 million, $0.43 EPS

•	Adjusted EBITDA of $83.7 million, an increase of 161% year-over-year

•	Adjusted net income of $70.9 million, $0.48 Adjusted non-GAAP EPS

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules IV and V attached to this press release.

First Quarter Fiscal 2024 Business Highlights:

•	Significant customer wins in Fiscal year 2023 Q1; new record backlog over $3 billion

•	Global manufacturing expansion progressing on plan

•	Completed successful secondary public offering, increasing Nextracker’s public float

“I am very pleased with our Q1 results against both operational and financial metrics, as we continue serving global markets,” said Dan Shugar, Nextracker Founder and CEO. “Solid execution combined with sustained sales momentum produced our new record backlog of over $3 billion, along with profitability that exceeded pre-pandemic levels. From this foundation we are increasing our FY24 guidance.

“As we maintain pricing discipline, our relentless focus on innovation is allowing customers to increase their project profitability. Solar’s growth prospects as the largest source of new power generation continues to strengthen as a result of technology progress, cost reduction, capacity expansion, and favorable policies; Nextracker is well positioned to continue leading the industry,” concluded Shugar.

Fiscal Year 2024 Outlook

•	Revenue: $2.2 billion to $2.4 billion

•	GAAP Net Income: $176 million to $205 million

•	GAAP EPS: $1.20 to $1.40

•	Adjusted EBITDA: $290 million to $340 million

•	Adjusted non-GAAP EPS: $1.45 to $1.65 which excludes $0.25 for stock-based compensation expense and net intangible amortization

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements section below for information on factors that could cause Nextracker’s actual results to differ materially from these forward-looking statements.

Conference Call

Nextracker will host a conference call at 1:30pm PT today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of Nextracker’s website: https://investors.nextracker.com/events-and-presentations/default.aspx

About Nextracker

Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels power plants to follow the sun’s movement across the sky and optimize plant performance. With power plants operating in more than 30 countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit Nextracker.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption and Nextracker’s outlook for fiscal 2024 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Investors & Analysts

Don Quinby

Director, Finance

Investor@nextracker.com

Media & Press

Kristan Kirsh

Vice President, Global Marketing

KKirsh@nextracker.com

Schedule I

Nextracker Inc

Unaudited condensed consolidated statements of operations and comprehensive income

(In thousands, except share and per share data)

	Three-months ended
	June 30, 2023	July 1, 2022
Revenue	$ 479,543	$ 403,230
Cost of sales	365,799	$ 353,367
Gross profit	113,744	49,863
Selling, general and administrative expenses	34,235	16,117
Research and development	5,629	3,977
Operating income	73,880	29,769
Interest and other (income) expense, net	1,134	(61)
Income before income taxes	72,746	29,830
Provision for income taxes	9,101	5,700
Net income and comprehensive income	63,645	24,130
Less: Net income attributable to Nextracker LLC prior to the reorganization transactions	—	24,130
Less: Net income attributable to redeemable non-controlling interests	43,216	—
Net income attributable to Nextracker Inc.	$ 20,429	$ —

Earnings per share attributable to the stockholders of Nextracker Inc. (1)
Basic	$0.44	N/A
Diluted	$0.43	N/A
Weighted-average shares used in computing per share amounts:
Basic	46,411,859	N/A
Diluted	146,868,852	N/A

(1)	Basic and diluted earnings per share is applicable only for the period following the initial public offering (“IPO”) and the related Transactions.

Schedule II

Nextracker Inc

Unaudited condensed consolidated balance sheets

(In thousands)

	As of June 30, 2023	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$ 355,081	$ 130,008
Accounts receivable, net of allowance of $1,621 and $1,768, respectively	222,750	271,159
Contract assets	320,124	297,960
Inventories	136,656	138,057
Other current assets	82,195	35,081
Total current assets	1,116,806	872,265
Property and equipment, net	6,914	7,255
Goodwill	265,153	265,153
Other intangible assets, net	1,258	1,321
Deferred tax assets and other assets	266,741	273,686
Total assets	$ 1,656,872	$ 1,419,680
LIABILITIES, REDEEMABLE INTERESTS AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	293,451	211,355
Accrued expenses	57,280	59,770
Deferred revenue	251,040	176,473
Due to related parties	22,049	12,239
Other current liabilities	52,318	47,589
Total current liabilities	676,138	507,426
Long-term debt	147,289	147,147
TRA liability and other liabilities	276,298	280,246
Total liabilities	1,099,725	934,819
Redeemable non-controlling interest	3,909,522	3,560,628
Total stockholders' deficit	$ (3,352,375)	$ (3,075,767)
Total liabilities, redeemable interests, and stockholders' deficit	$ 1,656,872	$ 1,419,680

Schedule III

Nextracker Inc

Unaudited condensed consolidated statements of cash flows

(In thousands)

	Three-months ended
	June 30, 2023	July 1, 2022
Cash flows from operating activities:
Net income	$ 63,645	$ 24,130
Depreciation and amortization	1,046	1,269
Changes in working capital and other, net	161,076	(22,605)
Net cash provided by operating activities	225,767	2,794
Cash flows from investing activities:
Purchases of property and equipment	(694)	(427)
Net cash used in investing activities	(694)	(427)
Cash flows from financing activities:
Net transfers to Parent	—	(309)
Net cash used in financing activities	—	(309)
Effect of exchange rate on cash and cash equivalents	—	—
Net increase in cash	225,073	2,058
Cash and cash equivalents beginning of period	130,008	29,070
Cash and cash equivalents end of period	$ 355,081	$ 31,128

Three-months ended
Adjusted free cash flow	June 30, 2023	July 1, 2022
Net cash provided by operating activities	$ 225,767	$ 2,794
Purchases of property and equipment	(694)	(427)
Adjusted free cash flow	$ 225,073	$ 2,367

Schedule IV

Nextracker Inc

Reconciliation of GAAP to Non-GAAP Financial measures

(In thousands, except percentages,shares and per share data)

	Three-months ended
	June 30, 2023	July 1, 2022
GAAP gross profit	$ 113,744	49,863
Stock-based compensation expense	1,926	410
Intangible amortization	63	63
Non-GAAP gross profit	$ 115,733	$ 50,336
GAAP operating income	$ 73,880	$ 29,769
Stock-based compensation expense	8,460	1,005
Intangible amortization	63	541
Non-GAAP operating income	$ 82,403	$ 31,315
GAAP net income	$ 63,645	$ 24,130
Stock-based compensation expense	8,460	1,005
Intangible amortization	63	541
Adjustment for taxes	(1,225)	(921)
Non-GAAP net income	$ 70,943	$ 24,755
GAAP Net income	$ 63,645	$ 24,130
Interest, net	1,420	(64)
Provision for income taxes	9,101	5,700
Depreciation expense	983	728
Intangible amortization	63	541
Stock-based compensation expense	8,460	1,005
Adjusted EBITDA	$ 83,672	$ 32,040
Net income (% of revenue)	13.3%	6.0%
Adjusted EBITDA (% of revenue)	17.4%	7.9%
Diluted earnings per share
GAAP	$ 0.43	N/A
Non-GAAP	$ 0.48	N/A

Diluted shares used in computing per share amounts	146,868,852	N/A

See the accompanying notes on Schedule V attached to this press release

Schedule V

Nextracker Inc

Notes

(1) To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

During fiscal year 2023, the Company granted equity compensation awards to employees under the First Amended and Restated 2022 Nextracker LLC Equity Incentive Plan (the “2022 Nextracker Plan”), Vesting of awards under the Plan was contingent on a Nextracker Initial Public Offering (IPO) which occurred on February 9, 2023. In addition to the 2022 Nextracker Plan, Flex maintains several stock-based incentive plans for the benefit of certain of its officers, directors, and employees, including the employees of Nextracker. Stock-based compensation expense for the three-month periods also include expense recognized under the Flex plan.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.